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                                                                       EXHIBIT 5

                        [The Brink's Company Letterhead]


November 5, 2004

The Brink's Company
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100

Registration Statement on Form S-8
1994 Employee Stock Purchase Plan of The Brink's Company
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Ladies and Gentlemen:

As General Counsel of The Brink's Company (the "Company"), I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 for the 1994 Employee Stock Purchase Plan of The Brink's Company (the "1994 Stock Purchase Plan") being filed under the Securities Act of 1933, as amended (the "Act"), on or about the date of this letter to register 500,000 additional shares of The Brink's Company Common Stock, par value $1.00 per share, including associated Rights ("Common Stock"), which may be issued from time to time pursuant to the 1994 Stock Purchase Plan.

I am familiar with the Registration Statement and the Exhibits thereto. I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, as I have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations I have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted to me as originals. I have also assumed the conformity to the original of all documents submitted to me as copies.

Based upon and subject to the foregoing, I am of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The shares of Common Stock have been duly authorized and, when offered and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.



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I hereby consent to the use of my name in the Registration  Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Austin F. Reed
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Austin F. Reed
Vice President, General Counsel and Secretary